EXHIBIT 99.1

CONTACT: Victor J. Galán, Chairman of the Board and Chief Executive Officer

PHONE #: (787) 766-8301

FOR RELEASE IMMEDIATELY

R&G FINANCIAL ANNOUNCES MANAGEMENT CHANGES AND

PROVIDES UPDATE ON RESTATEMENT PROCESS AND LIMITED 2006

OPERATIONAL INFORMATION

San Juan, Puerto Rico: August 28, 2006—R&G Financial Corporation (NYSE: RGF) (the “Company”) announced today that it had filed a Form 8-K with the Securities and Exchange Commission with respect to a number of matters, which are addressed in this press release.

Management Changes

On August 28, 2006, the Company entered into an employment agreement with Andrés I. Pérez, which is effective October 1, 2006, pursuant to which Mr. Pérez will serve as Executive Vice President of the Company until November 1, 2006, at which time Mr. Perez will assume the additional title of the Company’s Chief Financial Officer. Mr. Vicente Gregorio, presently an Executive Vice President and Chief Financial Officer of the Company, will relinquish his Chief Financial Officer role as of October 31, 2006 but will continue to be employed by the Company as Executive Vice President, assisting in the transition as requested by management and the Board of Directors, until December 31, 2006.

In commenting on the management changes, Victor J. Galán, the Company’s Chairman and Chief Executive Officer, indicated that “the Board had made the decision to bring in a new senior executive to continue with the completion of the restatement of its consolidated financial statements.” Mr. Pérez has served as a Partner of KPMG LLP since 1998, most recently as Audit Partner in the South Florida Business Unit and Industry Sector Leader of the Financial Services Practice, from which he worked in Miami and Puerto Rico. Prior to that, Mr. Pérez served in various positions, including as a Senior Manager in KPMG LLP’s U.S. Capital Markets Group in London, England and its Professional Practice Department in New York, New York. The Company noted that KPMG is one of the Company’s consultants in its restatement process, and that Mr. Pérez has had a very active involvement working with the Company on its restatement project. Mr. Pérez is a Certified Public Accountant who is licensed in Puerto Rico and Florida and he received a Bachelor of Business Administration with distinction from Babson College. He is a member of the Puerto Rico College of Certified Public Accountants and the American Institute of Certified Public Accountants.

Restatement

As previously announced, the Company is in the process of preparing restated consolidated financial statements for the years ended December 31, 2002 through 2004. The Company continues to work diligently to complete the restatement process, and after completing a review of the process, the Company currently anticipates finishing its work on its restated financial statements, the results of which will be subject to audit, together with its amended Annual Report on Form 10-K/A for the year ended December 31, 2004 (the “2004 10-K/A”), in the middle of the fourth quarter of 2006. The Company is expressing no view as to when audited financial statements and its 2004 10-K/A will be available, but believes it more likely than not that it will be in the first quarter of 2007. The Company also will be concurrently working on its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 10-K”). If the Company fails to file its 2005 10-K in satisfaction of the filing requirements of the New York Stock Exchange (the “Exchange”), the Company expects that its Common Stock will be de-listed by the Exchange. Under the rules of the Exchange, a listed company is required to file its Annual Report on Form 10-K not later than six months after the filing was originally due, but the Company can request an extension of the time by which the 2005 10-K must be filed to March 27, 2007, and the Company intends to request such an extension. Granting this extension will be in the discretion of the Exchange, and, in the event not given, the Company’s Common Stock will be subject to de-listing in late September, 2006.

While the Company’s restatement process is ongoing, the Company is providing an updated assessment on the aggregate reduction to stockholders’ equity that will likely be required in connection with the restatement, as well as some limited financial information for the six months ended June 30, 2006 which is not impacted by the restatement process. On November 4, 2005, the Company disclosed that it expected to reduce stockholders’ equity by an aggregate of between $168 million and $183 million after taxes ($275 million to $300 million before taxes, of which $190 million related to the adjustments for retained residual interests). While the restatement process is not yet complete, the Company currently believes that the aggregate reductions required to its stockholders’ equity are within the previously disclosed range of reductions, of which $195 million relates to the adjustments for residual retained interests.

The Company had previously disclosed that as part of the restatement process, it was also reviewing its accounting for deferral and recognition of mortgage origination fees and expenses, revenue recognition related to specific loan sales transactions (which included whether such transactions constituted “true sales” or financings) and the amortization process used in connection with mortgage servicing rights. The Company has expanded that review to include its accounting for deferral and recognition of origination fees and expenses for other types of loans, and is also reviewing the appropriate treatment of all loan sales transactions during the period. As previously disclosed, the Company was also reviewing valuation and accounting issues associated with mortgage servicing rights. In addition, the Company is also reviewing the accounting for derivative instruments, accounting for leases and accounting for allowances and reserves, such as allowances for loan and lease losses, recourse obligations and lower of cost or market valuation of loans held for sale, mortgage servicing rights for the financial statements of certain of its subsidiaries and amortizations of premiums and discounts on investment securities.

Assuming the upper end of the range of reduction to stockholders’ equity of $183 million (after taxes) as of June 30, 2006, discussed above, and based on current information, the Company, as of June 30, 2006, was a “well-capitalized” bank holding company within the meaning of the federal bank regulations, and as of such date, its Puerto Rico bank subsidiary, R-G Premier Bank of Puerto Rico (“Premier Bank”), was “well-capitalized.” Assuming the upper end of the range of reduction to stockholders’ equity noted above, the Company’s Florida thrift subsidiary, R-G Crown Bank (“Crown Bank”), had a total risk-based capital ratio of 9.88% as of June 30, 2006, below the 10% level required to be “well-capitalized”, and therefore was not “well-capitalized” as of that date. However, the Company has provided a capital infusion of $5 million to Crown Bank and, as a result, at June 30, 2006, on a pro forma basis after giving effect to the capital infusion, Crown Bank would have been “well-capitalized”.

Operations

From an operations standpoint, the Company continues to conduct business in the normal course at both its Puerto Rico and Florida financial institutions, although during 2005 the Company increased the sale of its investment and mortgage-backed securities when compared to prior periods in order to limit its asset growth and support its liquidity and capital position. During the six months ended June 30, 2006, the Company’s consolidated deposits grew to $6.1 billion, a $108.1 million or 1.8% increase over the $6.0 billion of deposits at December 31, 2005, which takes into consideration Crown Bank’s acquisition of 18 branches from SouthTrust Bank in early 2005. The Company’s servicing portfolio amounted to $12.4 billion at June 30, 2006, a $112.7 million or 0.9% increase over the $12.2 billion portfolio at December 31, 2005. Finally, the Company’s loan production, which includes both originations and purchases of loans, decreased by $1.1 billion or 33.2% from $3.2 billion for the six months ended June 30, 2005 to $2.1 billion for the six months ended June 30, 2006. This reduction is comprised of a reduction in loan production of $145 million as a result of the closing of Continental Capital Corporation, a former New York-based subsidiary of Crown Bank, in September 2005, the decision made by management at Crown Bank to reduce purchases of loan portfolios during 2006 by $423 million and a reduction in loan production of approximately $197 million in Florida and $287 million in Puerto Rico, principally attributable to general increases in interest rates. The loan production information excludes loans purchased from Doral Financial Corporation, which are being accounted for as financings. For purposes of our regulatory capital analysis above, we determined that all sales of loans with variable interest rate features and a majority of sales of whole loans having fixed rates to other Puerto Rico financial institutions and other third parties previously considered to be true sales are financings. In 2005, the increase in our balance sheet which would have resulted from all of such loan sales being considered as financings rather than as true sales was mitigated as a result of the above-referenced sale of investment and mortgage-backed securities. The Company believes that results for 2006 will be adversely impacted by decreases in net interest income due to compression of margins and expenses incurred in connection with the restatement. The financial information provided above is unaudited and preliminary.

Lifting of Memorandum of Understanding

In addition, the Company announced that it had been informed by the Federal Deposit Insurance Corporation (“FDIC”) that, based upon improved controls and procedures implemented by Premier Bank, the previously disclosed Memorandum of Understanding, dated December 16, 2004, entered into between Premier Bank and the FDIC with respect to alleged violations of the Bank Secrecy Act, had been terminated.

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The Company, currently in its 34th year of operation, is a diversified financial holding company with operations in Puerto Rico and the United States, providing banking, mortgage banking, investments, consumer finance and insurance through its wholly owned subsidiaries, R-G Premier Bank of Puerto Rico, R-G Crown Bank, R&G Mortgage Corporation, Puerto

Rico’s second largest mortgage banker, R-G Investments Corporation, the Company’s Puerto Rico broker-dealer, and R-G Insurance Corporation, its Puerto Rico insurance agency. At June 30, 2006 the Company operated 37 bank branches in Puerto Rico, 35 bank branches in the Orlando, Tampa/St. Petersburg and Jacksonville, Florida and Augusta, Georgia markets, and 49 mortgage offices in Puerto Rico, including 37 facilities located within R-G Premier Bank of Puerto Rico’s banking branches.

FORWARD LOOKING STATEMENTS

This press release contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,” “anticipate,” “estimate,” “intend,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: the Company’s ability to attract new clients and retain existing clients; risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates; potential adverse effects to the Company’s financial condition, results of operations or prospects as a result of the required adjustments to prior period financial statements; risks associated with the Company’s inability to prepare and timely file financial statements; potential adverse effects if the Company is required to recognize additional impairment charges or other adverse accounting-related developments; potential adverse developments in connection with the ongoing SEC inquiry; potential adverse developments from enforcement actions by bank regulatory agencies; and developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States. The range provided for the impact on stockholders’ equity is an estimate and is subject to change. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.